David Henderson

Chartered Accountant

Suite 903, 347 Bay Street

Toronto, Ontario CANADA  M5H 2R7

January 29, 2004

Consent of Independent Auditors

For this Form 20-F Registration Statement for Morgain Minerals Inc., we hereby consent to the inclusion or incorporation by reference of our report dated March 15, 2003 in connection with our audits of the financial statements of the company as at March 15, 2003 for the years December 31, 2000, 2001 and 2002.

/s/ David Henderson

Name of Accountant Firm

Chartered Accountants